                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            Merrill Lynch & Co., Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                                                  13-2740599
          ------------                                               ------------
(State of incorporation or organization)                            (I.R.S. Employer
                                                                    Identification No.)
         4 World Financial Center
          New York, New York                                             10080
      ----------------------------                                     ---------
(Address of principal executive offices)                               (Zip Code)



If this form relates to the registration of              If this form relates to the registration of
a class of securities pursuant to                        a class of securities pursuant to
Section 12(b) of the Exchange Act and                    Section 12(g) of the Exchange Act and
is effective pursuant to General                         is effective pursuant to General
Instruction A.(c), please check the                      Instruction A.(d), please check the
following box. [X]                                       following box. [_]

Securities Act registration statement file number to which this form relates:

333-83374
---------

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                                           Name of each exchange on which
         to be so registered                                           each class is to be registered
         -------------------                                           ------------------------------

Market Index Target-Term Securities(R)
based upon the Dow Jones Industrial Average/SM/
due August  , 2009                                                     The American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)


"Market Index Target-Term Securities" and "MITTS" are registered service marks owned by Merrill Lynch & Co., Inc.

"Dow Jones", "Dow Jones Industrial Average/SM/" and "DJIA/SM/" are service marks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by Merrill Lynch, Pierce, Fenner & Smith Incorporated. The MITTS Securities are not sponsored, endorsed, sold or promoted by Dow Jones.

Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


                  The description of the general terms and provisions of the Market Index Target-Term Securities ("MITTS(R)") based upon the Dow Jones Industrial Average/SM/ due August , 2009 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated July 23, 2002, and the Prospectus dated April 1, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

             99 (A) Preliminary Prospectus Supplement dated July 23,
                    2002, and Prospectus dated April 1, 2002,
                    (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

             99 (B) Form of Note.

             99 (C) Copy of Indenture between Merrill Lynch & Co., Inc.
                    and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

                 Other securities issued by Merrill Lynch & Co., Inc. are listed on The American Stock Exchange.


* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    MERRILL LYNCH & CO., INC.




                                    By: /s/ Judith A. Witterschein
                                       -------------------------------------
                                           Judith A. Witterschein
                                                 Secretary

Date: August 1, 2002

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549









                            MERRILL LYNCH & CO., INC.







                                    EXHIBITS

                                       TO

                          FORM 8-A DATED AUGUST 1, 2002

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)            Preliminary Prospectus Supplement dated
                  July 23, 2002, and Prospectus dated
                  April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)            Form of Note.

99 (C)            Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  Chemical Bank (successor by merger to
                  Manufacturers Hanover Trust Company),
                  dated as of April 1, 1983, as amended and restated.*

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.